UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On January 13, 2010, Golden Phoenix Minerals, Inc. (the “Company”) entered into a side letter agreement (the “Side Letter”) with Crestview Capital Master, LLC (the “Lender”) for the purpose of amending that certain Bridge Loan Secured Promissory Note, as amended (the “Bridge Note”) that was issued in connection with and attached as an exhibit to the Bridge Loan and Debt Restructuring Agreement between the Company and the Lender, dated January 30, 2009 (the “Agreement”).  The Agreement was previously reported on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 5, 2009 and attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2009.  The Bridge Note was previously amended as evidenced by the Amended and Restated Bridge Loan Secured Promissory Note that was previously reported on the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2009.  The information set forth in the Company’s Current Reports on Form 8-K as filed on February 5, 2009 and November 25, 2009, respectively, in reference to the Agreement is herein incorporated in its entirety.

Pursuant to the Side Letter, the parties have agreed to further amend the Bride Note to provide that if the Company does not complete a joint venture with respect to its Mineral Ridge property on or before the Maturity Date of the Bridge Note due to circumstances beyond the Company’s reasonable control, the Lender will agree to extend the Maturity Date for successive one (1) week periods for an extension fee of ten thousand dollars ($10,000) per weekly period, prorated for any portion thereof, but in no event beyond April 6, 2010.  Any extension fees incurred will be added to the principal amount of the Bridge Note.  The terms of the Side Letter, as stated herein, are evidenced by that certain Second Amended and Restated Bridge Loan Secured Promissory Note executed by the Company on January 13, 2010 and made by the Company as of its original issuance date of February 6, 2009 (the “Second Amended Bridge Note”).  The parties further agreed that all other Transaction Documents, as defined in the Agreement, remain unchanged and in full force and effect and that the Second Amended Bridge Note remains subject to such Transaction Documents, including the Side Letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           GOLDEN PHOENIX MINERALS, INC.,
            a Nevada corporation

Dated:   January 20, 2010                                                                    By:  /s/ Robert P. Martin
Robert P. Martin
President